As filed with the Securities and Exchange Commission on August 3, 2015

Registration No. 333-188650

Registration No. 333-176367

Registration No. 333-172626

Registration No. 333-174302

Registration No. 333-144397

Registration No. 333-133803

Registration No. 333-116346

Registration No. 333-61794

Registration No. 333-85655

Registration No. 333-18555

Registration No. 033-92512

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188650

Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement No. 333-176367

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-172626

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174302

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-144397

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133803

Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement No. 333-116346

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61794

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85655

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-18555

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-92512

UNDER

THE SECURITIES ACT OF 1933

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2201716
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

c/o BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Susquehanna Bancshares, Inc. 2013 Omnibus Equity Compensation Plan

Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan

Graystone Financial Corp. 2007 Stock Incentive Plan

American Home Bank, National Association 2001 Stock Option Incentive Plan

First Chester County Corporation Amended and Restated 1995 Stock Option Plan

Abington Bancorp, Inc. Amended and Restated 2005 Stock Option Plan

Abington Bancorp, Inc. 2007 Stock Option Plan

2011 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan

1998 Long-Term Incentive Plan

Director’s Stock Option Plan

Susquehanna Bancshares, Inc. Employee Stock Purchase Plan

Patriot Bank Corp. 1996 Stock-Based Incentive Plan

Patriot Bank Corp. 2002 Stock Option Plan

Susquehanna Bancshares, Inc. Equity Compensation Plan

Stock Purchase Option effective April 13, 1993

1994 Stock Purchase Option effective April 12, 1994

1995 Stock Purchase Option effective April 11, 1995

1996 Stock Purchase Option effective April 9, 1996

1997 Stock Purchase Option effective April 8, 1997

Susquehanna Bancshares, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Robert J. Johnson, Jr., Esq.

Senior Executive Vice President, General Counsel,

Secretary and Chief Corporate Governance Officer

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Phone: (336) 733-2000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”).

•	Registration Statement No. 333-188650, originally filed by Susquehanna Bancshares, Inc. (“Susquehanna”) with the Securities and Exchange Commission (the “SEC”) on May 16, 2013, which registered the offer and sale of 6,712,353 shares of Susquehanna’s common stock (“Shares”) issuable pursuant to the Susquehanna Bancshares, Inc. 2013 Omnibus Equity Compensation Plan;

•	Registration Statement No. 333-176367, originally filed by Susquehanna with the SEC on August 17, 2011, as amended on Form S-8 on March 30, 2012 and May 8, 2012, which relates to the offer and sale of up to 566,085 Shares issuable pursuant to the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan, the Graystone Financial Corp. 2007 Stock Incentive Plan, the American Home Bank, National Association 2001 Stock Option Incentive Plan and the First Chester County Corporation Amended and Restated 1995 Stock Option Plan;

•	Registration Statement No. 333-172626, originally filed by Susquehanna with the SEC on March 4, 2011, as amended on Form S-8 on October 13, 2011, which relates to the offer and sale of up to 2,720,969 Shares issuable pursuant to the Abington Bancorp, Inc. Amended and Restated 2005 Stock Option Plan and the Abington Bancorp, Inc. 2007 Stock Option Plan;

•	Registration Statement No. 333-174302, originally filed by Susquehanna with the SEC on May 18, 2011, which registered the offer and sale of 1,000,000 Shares issuable pursuant to the 2011 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-144397, originally filed by Susquehanna with the SEC on July 6, 2007, as amended on Form S-8 on February 19, 2008, which relates to the offer and sale of up to 32,454 Shares issuable pursuant to the 1998 Long-Term Incentive Plan and the Director’s Stock Option Plan;

•	Registration Statement No. 333-133803, originally filed by Susquehanna with the SEC on May 4, 2006, which registered the offer and sale of 500,000 Shares issuable pursuant to the Susquehanna Bancshares, Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-116346, originally filed by Susquehanna with the SEC on June 10, 2004, which relates to the offer and sale of up to 89,183 Shares issuable pursuant to the Patriot Bank Corp. 1996 Stock-Based Incentive Plan and Patriot Bank Corp. 2002 Stock Option Plan;

•	Registration Statement No. 333-61794, originally filed by Susquehanna with the SEC on May 29, 2001, which registered the offer and sale of 1,000,000 Shares issuable pursuant to the Susquehanna Bancshares, Inc. Equity Compensation Plan;

•	Registration Statement No. 333-85655, originally filed by Susquehanna with the SEC on August 20, 1999, which registered the offer and sale of 135,099 Shares issuable pursuant to the Stock Purchase Option effective April 13, 1993, the 1994 Stock Purchase Option effective April 12, 1994, the 1995 Stock Purchase Option effective April 11, 1995, the 1996 Stock Purchase Option effective April 9, 1996 and the 1997 Stock Purchase Option effective April 8, 1997;

•	Registration Statement No. 333-18555, originally filed by Susquehanna with the SEC on December 23, 1996, which registered the offer and sale of 650,000 Shares issuable pursuant to the Susquehanna Bancshares, Inc. Equity Compensation Plan; and

•	Registration Statement No. 033-92512, originally filed by Susquehanna with the SEC on May 19, 1995, which registered the offer and sale of 500,000 Shares issuable pursuant to the Susquehanna Bancshares, Inc. Employee Stock Purchase Plan.

Susquehanna is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration any unissued and unsold securities issuable by Susquehanna pursuant to the above referenced Registration Statements.

On August 1, 2015, pursuant to the Agreement and Plan of Merger, dated as of November 11, 2014 (the “Agreement”), by and between BB&T Corporation, a North Carolina corporation (“BB&T”), and Susquehanna, Susquehanna merged with and into BB&T, with BB&T continuing as the surviving corporation.

As a result of the consummation of the transactions contemplated by the Agreement, Susquehanna has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by Susquehanna in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Susquehanna hereby removes and withdraws from registration all securities of Susquehanna registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this August 3, 2015. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

BB&T CORPORATION
as successor by merger to Susquehanna Bancshares, Inc.

By:	/s/ Daryl N. Bible
	Name:	Daryl N. Bible
	Title:	Senior Executive Vice President and Chief Financial Officer